UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/A2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

DE Acquisition 12, Inc.

(Exact Name of Registrant as specified in its Charger)

Commission file number 000-54411

Delaware	27-5284288
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15 Player Pond Place, The Woodlands, Texas	77382
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 410 4596

Copies to:

Gregg Jaclin

Anslow & Jaclin

195 Route 9 South, Suite 204

Manalapan NJ 07726

Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10/A2 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement is deemed effective automatically by lapse of time 60 days from the date of the filing pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, at which point we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means DE Acquisition 12, Inc. Our principal place of business is located at 6046 FM 2920, Suite 619, Spring, Texas. Our telephone number is (713) 410 4596.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.   Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.

Business

(a)

Business Development

DE Acquisition 12, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Delaware on January 25, 2011. Since inception, which was January 25, 2011, we have been engaged in the process of voluntarily registering our common stock under the Exchange Act. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected February 28 as its fiscal year end.

(b)

Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Our sole officer does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Following the completion of the registration process pursuant to 12(g) of the Exchange Act, the Company’s principal business objective will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We have not yet commenced our search for potential candidates.  Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of Ruth Shepley, the sole officer and sole director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(1)

Potential for growth, indicated by new technology, anticipated market expansion or new products;

(2)

Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(3)

Strength and diversity of management, either in place or scheduled for recruitment;

(4)

Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(5)

The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(6)

The extent to which the business opportunity can be advanced;

(7)

The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(8)

Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, our sole officer will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our sole officer or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or such other professionals. At this time, the Company has not specifically identified any third parties that it may engage.  The costs associated with hiring third parties to complete a business combination target may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the target company. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the business of the target company are all factors that determine the costs associated with completing a business combination transaction.  The time and costs required to complete a business combination transaction can be ascertained once a business combination target has been identified.  Any costs incurred with respect to evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information a review of the EDGAR database as maintained by the Securities and Exchange Commission the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company’s sole officer and director believes the Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. Other of established and well-financed entities, including small public companies, venture capital firms, and Special Purpose Acquisition Companies are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Special Purpose Acquisition Companies (“SPAC”) are “blank check” companies that have no operations but go public with the intention of merging with or acquiring a company with the proceeds of the SPAC’s initial public offering.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its common stock, par value $.0001 per share (the “Common Stock”) or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of our sole officer and director without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, our sole officer and director will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependant on whether any opportunities are presented by the sources that we contact.  We have not yet established any relationships with lenders, investment banking firms, private equity funds, management consultants or acquisition firms, or attorneys to search for a target for a business combination.  It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target hat is chosen, including such factors as the location, size and complexity of the business of the target company.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.  The Company has not established a timeline with respect to the identification of a business combination target.

We presently have no employees apart from our sole officer and director. Our sole officer and director is engaged in outside business activities and is employed on a full-time basis by another entity.  Our sole officer and director will be dividing her time amongst the Company and the other companies for which she serves as an officer or director. Our sole officer and director anticipates that she will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that she will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that our sole officer will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, our sole officer intends to spend as much time as is necessary to exercise her fiduciary duties as an officer and director of the Company and believes that she will be able to devote the amount of time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c)

Reports to security holders.

(1)

The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at  http://www.sec.gov.

Item 1A.

Risk Factors

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Item 2.

Financial Information

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	consummating an acquisition.

We believe we will be able to meet these costs through additional amounts, as necessary, to be advanced, loaned by or invested in us by our stockholders, management or other investors. As of July 18, 2011 the Company had no cash in its treasury.  Our independent registered public accounting firm has issued an opinion in which it raises substantial doubt regarding our ability to continue as a going concern.We currently have no agreements or specific arrangements in place with our stockholders, management or other investors, however, our sole officer, director and stockholder, Ruth Shepley, has indicated an intention to advance funds to the Company as needed without limitation in order to cover costs related to the Company’s Exchange Act filing requirements and investigating, analyzing and consummating an acquisition.  There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. Our ability to continue is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company.  Our plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company is in the development stage and has not earned any revenues from operations to date. In the next 12 months we expect to incur expenses of approximately $30,000 for legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements.  The costs related to the acquisition of a business combination target company are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Therefore, we believe such costs are unascertainable until the Company indentifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern, as expressed by our independent registered public accounting firm. The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our sole officer and directorhas not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although we will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our sole officer and director anticipates that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Through information obtained from industry professional and publications and as a result of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our sole officer and director believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management, through its various contacts and its affiliations with other entities, will locate a business combination target.  We expect that funds in the amount of approximately $30,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements, in addition to any other funds that will be required in order to complete a business combination.  Such funds can only be estimated upon identifying a business combination target. Our sole officer, director and stockholder has indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management and its sole stockholder.  Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors.

Item 3.

Properties

We neither rent nor own any properties.  We utilize the office space and equipment of our management at no cost. We estimate such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.

Security Ownership of Certain Beneficial Owners and Management

(a)

Security ownership of certain beneficial owners.

The following table sets forth, as of July 18, 2011, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Ruth Shepley (1) 15 Player Pond Place	10,000	100%
The Woodlands TX 77382

(1)

Ruth Shepley serves as President and Director of the Company.

Item 5.

Directors and Executive Officers

(a)

Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position

Ruth Shepley	66	President and Director

Ruth Shepley, President and Director

Ms. Shepley will serve until the next annual meeting of the shareholders or until her death, resignation, retirement, removal or disqualification, or until her successors have been duly elected and qualified.  Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors.  Officers of the Company serve at the will of the Board of Directors.  There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Ruth E. Shepley, age 66, has served as our director, president and secretary since inception.  Ms. Shepley is an entrepreneur.  Since January 1998, Ms. Shepley has been President of Financial Broker Relations, a public relations firm specializing in working with small cap companies.  .  In such capacity, she has run the day to day operations of this company which provides business advisory services for small private companies.  Her services specifically include the hiring of employees, administrative advice, business plan development as well as business coaching as needed for their clients.

In December, 1979, Ms. Shepley began Speedy Printing with one employee and sold it in March, 1992.  From September 1992 to August 1994, she operated a telephone marketing service.  In September, 1995, Ms. Shepley published a printed directory of all the services available to single adults in Houston, Texas.  The book was sold and distributed in national chain stores and was later sold.

Ms Shepley has owned and operated several small businesses during the last 30 years.  Between October 2008 and February 2009 Ms. Shepley was an officer and director of French Peak Resources, Inc. (now known as CM Design, Inc., a 1934 Exchange Act Company.  From December 12, 2006 to February 1, 2007 she was the President and sole director of Cruisestock, Inc., a public company trading on the OTC Markets.  Cruisestock changed its name to Brookside Technology Holdings Corp., and is currently not subject to the reporting requirements of the 1934 Exchange Act.  In addition, she was the President and sole director of Venture Fund I, Inc. from August 24, 2004 (inception) to May 25, 2006, which owned a controlling interest in Jordan I Holding, now Precision Aerospace Components, Inc., a 1934 Exchange Act Company. The information gathering, marketing and skills she has obtained over the last 30 years are useful to the Company’s current plans.

(b)

Significant Employees. None.

(c)

Family Relationships. None.

(d)

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

(e)

The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Current Blank Check Company Experience

As indicated below, members of the management also serve as officers and directors of:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information
DE Acquisition 1, Inc., now Ever Thrive Energy Technology, Inc. (1)	April 6, 2010	Effective	000-53924	None. Terminated its reporting responsibilities on 10/17/2011 by filing 15-12G	Ruth Shepley resigned as the sole officer and director in August, 2010

DE Acquisition 2, Inc. (2)	April 6, 2010	Effective	000-53925	None.	Ruth Shepley resigned as the sole officer and director in January, 2011

DE Acquisition 3, Inc. , now Leviathan Minerals Group, Inc. (3)	April 6, 2010	Effective	000-53926	(3).	Ruth Shepley resigned as the sole officer and director March 1, 2011

DE Acquisition 4, Inc.	April 6, 2010	Effective	000-53927	None.	Ruth Shepley has been the sole officer and director since inception

DE Acquisition 5, Inc.	April 6, 2010	Effective	000-53928	None.	Ruth Shepley has been the sole officer and director since inception

DE Acquisition 6, Inc.	April 6, 2010	Effective	000-53929	None.	Ruth Shepley has been the sole officer and director since inception

DE Acquisition 7, Inc.	May 19, 2011	(3)Effective	000-54406	None.	Ruth Shepley has been the sole officer and director since inception

DE Acquisition 8, Inc.	May 19, 2011	(3)Effective	000-54407	None.	Ruth Shepley has been the sole officer and director since inception

DE Acquisition 9, Inc.	May 19, 2011	(3)Effective	000-54408	None.	Ruth Shepley has been the sole officer and director since inception

DE Acquisition 10, Inc.	May 19, 2011	(3)Effective	000-54409	None.	Ruth Shepley has been the sole officer and director since inception

DE Acquisition 11, Inc.	May 19, 2011	(3)Effective	000-54410	None.	Ruth Shepley has been the sole officer and director since inception

(1)  No business combination was achieved and Ms. Shepley resigned at the request of the new controlling shareholders.

(2)  No business combination was achieved and Ms. Shepley resigned at the request of the new controlling shareholders.

(3)  A Share Exchange Agreement was executed in which a company known as Top Yield Holdings Ltd. was acquired.

     Ms. Shepley resigned voluntarily when the new board of directors were appointed as disclosed in a 14F filing.

Item 6.

Executive Compensation

The following table sets forth the cash and other compensation paid by the Company to its President and all other executive officers and directors during the fiscal year ended February 28, 2011, and through July 18, 2011.

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total

Ruth Shepley President, Secretary and Director	2011	-	-	-	$10.00(1)	$10.00

(1)  10,000 common shares were issued to Ruth Shepley as founder for par value at $0.001 per share, having an aggregate value of $10.00.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company's officer and directors have not received any cash or other compensation since inception. They will not receive any compensation until the consummation of an acquisition.  No compensation of any nature has been paid  on account of services rendered by a director in such capacity. Our officer and directors intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7.

Certain Relationships and Related Transactions, and Director Independence

We utilize the office space and equipment of our management at no cost.  .

On January 25, 2011, 10,000 shares were issued to Ruth Shepley, our sole officer and director

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

•

Established our own definition for determining whether our director and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

•

Established any committees of the Board of Directors.

Given the nature of our company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

•

Its own Board of Directors,

•

Establish its own definition of 'independent" as related to directors and nominees for directors,

•

Establish committees that will be suitable for its operations after the Company consummates a business combination.

Item 8.

Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a)

Market Information.

Our Common Stock is not trading on any stock exchange.

(b)

Holders.

As of July 18, 2011, there is one holder of an aggregate of 10,000 shares of the Common Stock issued and outstanding.

(c)

Dividends.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d)

Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10.

Recent Sales of Unregistered Securities

On January 25, 2011, 10,000 shares were issued to Ruth Shepley for founder services rendered to us valued at $10.00.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 11.

Description of Registrant’s Securities to be Registered

(a)

Common and Preferred Stock.

We are authorized by its Certificate of Incorporation to issue an aggregate of 520,000,000 shares of capital stock, of which 500,000,000 are shares of common stock, par value $0.0001 per share (the "Common Stock") and 20,000,000 are shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of July 18, 2011, 10,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10/A2.

(b)

Debt Securities.

None.

(c)

Other Securities To Be Registered.

None.

(d)

Warrants

None.

Item 12.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Bylaws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director's duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Bylaws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.

Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

  DE Acquisition 12, Inc.

(A Development Stage Company)

  Spring, Texas

We have audited the accompanying consolidated balance sheet of DE Acquisition 12, Inc. as of February 28, 2011 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period from January 25, 2011 (inception) through February 28, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DE Acquisition 12, Inc. as of February 28, 2011 and the results of operations and cash flows for the period from January 25, 2011 (inception) through February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 19, 2011

DE ACQUISITION 12, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

Feb 28, 2011
ASSETS

TOTAL ASSETS
$ -

LIABILITIES

TOTAL LIABILITIES
$ -

SHAREHOLDERS’ EQUITY/(DEFICIT)
Preferred stock: $0.0001 par value; 20,000,000 shares authorized; no shares issued or outstanding	$ -
Common stock: $0.0001 par value; 500,000,000 shares authorized; 10,000 shares issued or outstanding	1
Additional paid-in capital	138
Deficit accumulated during the development phase	(139)
TOTAL SHAREHOLDERS’ EQUITY/(DEFICIT)	-

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$ -

See accompanying notes to the financial statements.

DE ACQUISITION 12, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

From Inception (01/25/11) to 02/28/11

Revenues	$-

OPERATING EXPENSES
Professional fees	-
Organization expenses	139
General and administrative expenses	-

Net operating loss	$(139)

NET LOSS	$(139)

Net loss per share, basic and fully diluted	$(0.01)
Weighted average number of shares outstanding	10,000

See accompanying notes to the financial statements.

DE ACQUISITION 12, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Period from January 25, 2011 (Inception) through February 28, 2011

	Common Stock			Add’l Paid In Capital		Develop. Stage Deficit	Total Shareholder Deficit
	Date	Shares	Amount

January 25, 2011 (inception)	01/25/11	10,000	$1	$(1)	$		$-
Shareholder-paid expenses				139			139
Net loss						(139)	(139)

Balance, February 28, 2011		10,000	1	138		(139)	-

See accompanying notes to the financial statements.

DE ACQUISITION 12, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

From Inception (01/25/11) to 02/28/11

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(139)

Net cash used in operating activities	(139)

CASH FLOWS FROM INVESTING ACTIVITIES
-
Net cash provided by / used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Expenses paid by affiliates	139

Net cash provided by financing activities	139

NET INCREASE / (DECREASE) IN CASH	-

Cash at beginning of period	-
Cash at end of period	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$-
Cash paid for income taxes	-

See accompanying notes to the financial statements

DE ACQUISITION 12, INC.

(A DEVELOPMENT STAGE COMPANY)

February 28, 2011

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

DE ACQUISITION 12, INC. (a development stage company) (the “Company”) was incorporated in Delaware on January 25, 2011, with an objective to acquire, or merge with, an operating business.  As of February 28, 2011, the Company had not yet commenced any operations.

The Company is a "blank check" company. Management consists of a sole officer and director.  The United States Securities and Exchange Commission (“SEC”) defines such a company as “a development stage company” that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issues ‘penny stock,’ as defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ the Company’s funds in its business. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business (“Business Combination”) rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the sole officer and director of the Company.

Note 2 – Significant Accounting Policies

Basis of presentation and summary of significant accounting policies

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States  of America (“GAAP”) In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company devotes substantially all its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s exploration stage activities.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

The Company’s fiscal year end is February 28.

Cash equivalents

Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as accrued expenses approximate its fair values because of the short maturity of this instrument.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at February 28, 2011, nor are gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from January 25, 2011 (inception) to February 28, 2011.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods, and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities, provides definitions of each category, and uses the indirect or reconciliation method as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company, as an SEC reporting company, considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

Management does not believe that any recently issued accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Basic and Diluted Net Loss Per Share

The Company follows Accounting Standards Codification No. 260, “Earnings Per Share” that requires the reporting of both basic and diluted earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period.  The calculation of diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with ASC No. 260, any anti-dilutive effects on net earnings (loss) per share are excluded.  For the period from January 25, 2011 (inception) to February 28, 2011, there were no common stock equivalents.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $139 at February 28, 2011, and had a net loss of the same amount for the period from inception (January 25, 2011) to February 28, 2011 and cash used in operations of $139 for the same stub period ended February 28, 2011, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  The sole officer, director and shareholder intends to raise additional funds by way of a public or private offering.  The sole officer, director and shareholder believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Stockholder’ Equity (Deficit)

The Company was incorporated on January 25, 2011, at which time 10,000 shares of common stock were issued to the Company’s founders at $0.001 per share, or $10.00 in the aggregate.  The share were treated as founders’ shares.

During the stub period from inception (January 25, 2011) to February 28, 2011, the shareholders contributed $163 for payment of costs associated with our initial filing fees.

Note 5 – Related Party Transaction

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Payment of expenses

During the stub period from inception (January 25, 2011) to February 28, 2011, the shareholders contributed $163 for payment of costs associated with our initial filing fees.

Note 6 – Income Taxes

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended February 28, 2011.

2011
Estimated tax benefit	$54
Valuation allowance	(54)
Net deferred tax asset	$-

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The management of the Company determined that there are no reportable subsequent events to be disclosed.

Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15.

Financial Statements and Exhibits

Index to Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation
3.2	By-Laws

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 5, 2012	DE Acquisition 12, Inc.

	By:	/s/Ruth Shepley
Name: Ruth Shepley
Title: President